UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2011
Date of report (Date of earliest event reported)

Feihe International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016
(Address of principal executive offices, including Zip Code)

+86 (10) 8457-4688
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On September 30, 2011 (the “Closing Date”), Feihe International, Inc. (the “Company”) and Jinyan Ma completed their previously announced sale of two of the Company’s subsidiaries, Heilongjiang Feihe Kedong Feedlots Co., Limited (“Kedong Dairy Farm”) and Heilongjiang Feihe Gannan Feedlots Co., Limited (“Gannan Dairy Farm,” and collectively, the “Dairy Farms”).  Pursuant to the terms of an equity purchase agreement dated August 1, 2011 (the “Equity Purchase Agreement”) by and among the Sellers and Haerbin City Ruixinda Investment Company Ltd. (the “Purchaser”), the Company and Mr. Ma sold to the Purchaser all of the issued and outstanding shares of capital stock of the Dairy Farms for a total purchase price of RMB849,025,724.57 (approximately US$131.8 million).  This aggregate purchase price included RMB114,520,000 (approximately US$17.8 million) in cash, of which RMB110,720,000 was paid to the Company and RMB3,800,000 was paid to Mr. Ma.  The remaining purchase price is to be satisfied by the Purchaser’s delivery to the Company, in six quarterly installments, of raw milk with an aggregate value of RMB734,505,724.57 (approximately US$114.0 million) from the Dairy Farms (the “Supply Obligations”).

Concurrently and in connection with the closing under the Equity Purchase Agreement (the “Closing”), the Company entered into a raw milk exclusive supply agreement (the “Supply Agreement”) with the Dairy Farms and the Purchaser.  Pursuant to the Supply Agreement, the Dairy Farms must satisfy the Supply Obligations by supplying to the Company raw milk valued at RMB122,417,620.76 (approximately US$19.1 million) at the beginning of each quarter for a period of eighteen (18) months after the Closing Date.  During this period, the Dairy Farms have agreed to supply raw milk to the Company exclusively until the quarterly quota amounts are delivered and for so long as the Company requires additional supply.  In the event the raw milk production of the Dairy Farms is insufficient to fulfill such quarterly amounts, the shortfall will be immediately payable to the Company in cash by the Dairy Farms.  The quality of the milk must meet governmental and Company standards, and the Company has the right to return any milk which does not meet such standards.

Concurrently and in connection with the Closing, the Company entered into an asset mortgage agreement (the “Mortgage Agreement”) with the Dairy Farms.  Pursuant to the Mortgage Agreement, the Dairy Farms granted the Company a primary security interest in certain properties and assets belonging to the Dairy Farms to secure the obligations of the Dairy Farms to the Company under the Equity Purchase Agreement.

The foregoing descriptions of the Supply Agreement and the Mortgage Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the complete copies of such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets

On the Closing Date, the Company and Jinyan Ma sold all of the issued and outstanding share capital of the Dairy Farms as described in Item 1.01 above, which description is incorporated by reference in this Item 2.01.

Item 7.01            Regulation FD Disclosure

On September 30, 2011, the Company issued a press release announcing the sale of the Dairy Farms.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.  This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01            Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The Company is currently assessing the accounting treatment for the transactions described under Item 1.01 above to determine whether they qualify as business disposals.  Pro forma financial information, if required, will be provided once such assessment is completed.

(d)	Exhibits.

Exhibit	Description
10.1	Raw Milk Exclusive Supply Agreement dated September 30, 2011 (English translation)
10.2	Asset Mortgage Agreement dated September 30, 2011 (English translation)
99.1	Press release announcing sale of dairy farms

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEIHE INTERNATIONAL, INC.

By:	/s/ Leng You-Bin
Leng You-Bin
Chairman and CEO

Date: September 30, 2011

INDEX TO EXHIBITS

Exhibit	Description
10.1	Raw Milk Exclusive Supply Agreement dated September 30, 2011 (English translation)
10.2	Asset Mortgage Agreement dated September 30, 2011 (English translation)
99.1	Press release announcing sale of dairy farms